UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

May 15, 2015

Saleen Automotive, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation)

333-176388	45-2808694
(Commission File Number)	(IRS Employer Identification No.)

2375 Wardlow Road
Corona, CA 92882

(Address of Principal Executive Offices and zip code)

(800) 888-8945

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02 Unregistered Sales of Equity Securities

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Effective as of May 15, 2015, we entered into a Securities Purchase Agreement dated May 8, 2015 (the “Securities Purchase Agreement”) with GreenTech Automotive, Inc. (the “Purchaser”), pursuant to which the Purchaser purchased from us a 10.0% First Lien Convertible Note (the “Note”) for a cash purchase price of up to $500,000 (the “Capital Raise”), which includes the rollover of a $100,000 note previously entered into with the Purchaser in March 2015. The Note is convertible into shares of our common stock at a conversion price of the lesser of (i) $0.075 per share (subject to adjustment as provided in the Note) and (ii) the three lowest volume-weighted average prices occurring during the 20 consecutive trading days immediately preceding the applicable conversion date, provided that in no event shall the conversion price be less than $0.02. The Note includes customary anti-dilution provisions in connection with stock splits or combinations, dividends or similar transactions. As of the date of issuance, the Note was convertible into 25,000,000 shares of our common stock. The Note matures on September 8, 2015 and accrues interest at the rate of 10% per annum (which interest rate shall be increased to 12% from and for the continuation of an event of default) on the unpaid/unconverted principal balance, payable on the maturity date of the Note. As the Note provide that interest is payable on the maturity date, no cash interest will be paid on the Note following the sale thereof.

If, at any time while the Note is outstanding, (i) we effect any merger or consolidation with or into another person, (ii) we effect any sale of all or substantially all of our assets in one or a series of related transactions, (iii) any tender offer or exchange offer is completed pursuant to which holders of our common stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) we effect any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then upon any subsequent conversion of the Note, the Purchaser shall have the right to receive, for each share of our common stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of our common stock. In the event of a Fundamental Transaction the Purchaser may elect, by giving written notice of such election to us at least five trading days before the closing of such Fundamental Transaction, to sell the Note to us or our designated assignee, concurrently with such closing, for a cash payment equal to the Fundamental Transaction Cash Amount (defined below) at the time of the closing. The “Fundamental Transaction Cash Amount” means the sum of (i) 200% of the then outstanding principal amount of the Note, plus 100% of accrued and unpaid interest thereon, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of the Note.

The Note is convertible into shares of our common stock at the option of the Purchaser prior to its maturity. We are required to have our transfer agent issue stock certificates to the Purchaser within three trading days of an optional conversion. The Note prohibits (until such time as the shares issuable under the Note, along with shares of our common stock held by the Purchaser, constitute 4.9% or less of our outstanding common stock, or the Purchaser elects to remove such restriction) the Purchaser from converting the Note if after such conversion the Purchaser would own more than 4.9% of our outstanding common stock. The Note may not be prepaid or forced by us to be converted.

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Without the prior written consent of Purchaser, we are prohibited from entering into, creating, assuming or suffering to exist any indebtedness for borrowed money, including a guarantee, on or with respect to any of our properties or assets, entering into, creating, assuming or suffering to exist any liens on or with respect to any of our properties or assets, repurchasing shares of our common stock or common stock equivalents other than as permitted under the Securities Purchase Agreement and the related Capital Raise documents, and repurchases of common stock or common stock equivalents from departing employees up to an aggregate maximum of $150,000, paying cash dividends, entering into transactions with our affiliates that would be required to be disclosed in public filings with the Securities and Exchange Commission (“SEC”), unless such transaction is expressly approved by a majority of the disinterested directors on our board of directors, or entering into any agreement with respect to any of the foregoing.

The following constitute events of default under the Note: our failure to pay any amount under the Note when due; our failure to observe or perform any covenant or agreement in the Note; the occurrence of an event of default under any of the Capital Raise documents or any other material agreement to which we are obligated; the occurrence of a bankruptcy event with respect to our company; our default on any of our obligations under any mortgage, indenture, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness involving an obligation greater than $100,000 that results in the acceleration of the due date of such indebtedness; the cessation of the eligibility of our common stock for listing or quotation on a securities exchange or the OTC Bulletin Board (“OTCBB”), where such listing or quotation cannot resume within 10 trading days; the cessation of the effectiveness of any documents pursuant to which the Purchaser obtained a security interest in our assets; the cessation of Steve Saleen’s service as our President and Chief Executive Officer other than in the event we find a replacement acceptable to the Purchaser upon Steve Saleen’s death, permanent disability, voluntary termination or termination by us for cause; our failure to deliver certificates to the Purchaser within 10 trading days after any conversion of the Note; the rendering of a judgment against us in excess of $100,000; our breach of any representation or warranty under the Capital Raise documents; or our failure to timely file the reports required by the Exchange Act or the cessation of our obligation to file reports under Section 13 or 15(d) of the Exchange Act at any time after September 8, 2015.

Upon the occurrence of an event of default under the Note, the outstanding principal amount of the Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Purchaser’s election (which the Purchaser shall not make more than 30 days after the later of the date (a) such event of default is cured or otherwise resolved and (b) the Purchaser is aware of such cure or resolution), immediately due and payable in cash at the sum of (i) 120% of the then outstanding principal amount of the Note, (ii) plus 100% of accrued and unpaid interest thereon, and (iii) all other amounts, costs, expenses and liquidated damages due in respect of the Note.

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Concurrent with our entry into the Securities Purchase Agreement, we also entered into a Supplemental Agreement with the Purchaser, Steve Saleen and WM Industries Corp. (“WMIC”), pursuant to which we agreed with the Purchaser that the proceeds of the Capital Raise will be disbursed promptly over the subsequent three weeks directly for the acquisition of vehicle chassis, vehicle parts and other permitted uses as agreed by the parties in connection with each funding. We, along with Steve Saleen, also agreed to terminate Section 3.5 of that certain Assignment and License Agreement dated May 23, 2013, between our company and Steve Saleen, providing that in the event we file for a petition for relief under Chapter 7 of the U.S. Bankruptcy Code, or a petition for relief is converted to a Chapter 7 proceeding, the license for our use of Steve Saleen’s image, signature, full name, voice, biographical materials, likeness and goodwill appurtenant associated with Steve Saleen and the “Saleen” brand would automatically terminate. In addition, we agreed to amend Section 3 of our Joint Branding, Marketing, and Distribution Agreement with WMIC to modify WMIC’s exclusive right to distribute and market our products in Asia (excluding Japan) provided that WMIC performs such activities in good faith through February 1, 2018, and providing that commencing February 1, 2018, WMIC will maintain a minimum of 100 cars or $5,000,000 in sales to maintain exclusivity.

Effective as of May 8, 2015, we also entered into a Security Agreement and an Intellectual Property Security Agreement with the Purchaser and each of our subsidiaries, each dated as of May 8, 2015, pursuant to which all of our obligations under the Note are secured by first priority security interests in all of our assets and the assets of each of our subsidiaries, including intellectual property. Upon an event of default under the Note or such agreements, including the failure of any representation or warranty in the Security Agreement to be true in any material respect when made, our failure to observe or perform our obligations under the Security Agreement for five business days after delivery of notice of such failure or if any material provision of the Security Agreement shall be declared invalid or unenforceable, the Purchaser may be entitled to foreclose on any of such assets or exercise other rights available to a secured creditor under California, Florida and Nevada law. In addition, under a Subsidiary Guarantee, each of our subsidiaries has guaranteed all of our obligations under the Note.

Concurrent with our entry into the Security Agreement and Intellectual Property Security Agreement, we, along with our subsidiaries, entered into an Intercreditor Agreement dated as of May 8, 2015, with the Purchaser, W-Net Fund I, L.P. and Europa International, Inc. (collectively, the “Second Lien Claimholders”), pursuant to which the parties agreed that the liens on our assets granted to the Purchaser will be senior and prior to the liens on our assets granted to the Second Lien Claimholders.

The Note was issued in a private placement, exempt from the Securities Act registration requirements, to an accredited investor.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALEEN AUTOMOTIVE, INC.

Date: May 21, 2015	By:	/s/ Steve Saleen
Steve Saleen
Chief Executive Officer

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